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                                                                   Exhibit 99(A)

                                                                   Page 18 of 20

                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

         Each of the undersigned hereby agrees that the Schedule 13D filed on the date hereof with respect to the shares of Common Stock of Psychiatric Solutions, Inc. has been filed on behalf of the undersigned.

SIGNATURE

         Dated: August 14, 2002

         Entities:

Oak Investment Partners VII, Limited Partnership
Oak Associates VII, LLC
Oak VII Affiliates Fund, Limited Partnership
Oak VII Affiliates, LLC
Oak Management Corporation


                                    By:        /s/ Edward F. Glassmeyer
                                           -------------------------------------
                                               Edward F. Glassmeyer, as
                                               General Partner or
                                               Managing Member or as
                                               Attorney-in-fact for the
                                               above-listed entities

         Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont

                                    By:        /s/ EDWARD F. GLASSMEYER
                                           -------------------------------------
                                               Edward F. Glassmeyer,
                                               Individually and as
                                               Attorney-in-fact for the
                                               above-listed individuals